Exhibit 25.1

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY UNDER

THE TRUST INDENTURE ACT OF 1939 OF A

CORPORATION DESIGNATED TO ACT AS TRUSTEE

Check if an Application to Determine Eligibility of

a Trustee Pursuant to Section 305(b)(2)  ☐

U.S. BANK NATIONAL ASSOCIATION

(Exact name of Trustee as specified in its charter)

31-0841368

I.R.S. Employer Identification No.

800 Nicollet Mall Minneapolis, Minnesota	55402
(Address of principal executive offices)	(Zip Code)

Donald T. Hurrelbrink

U.S. Bank National Association

60 Livingston Avenue

St. Paul, MN 55107

(651) 466-6308

(Name, address and telephone number of agent for service)

Vista Outdoor, Inc.

(Issuer with respect to the Securities)

Delaware	47-1016855
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

262 N University Drive Farmington, UT	84025
(Address of Principal Executive Offices)	(Zip Code)

5.875% Senior Notes due 2023

(Title of the Indenture Securities)

Table of Additional Registrant Guarantors

Exact Name of Registrant Guarantor as Specified in its Charter	State or other Jurisdiction of Incorporation or Organization	IRS Employer Identification Number	Address, Including Zip Code and Telephone Number, Including Area Code, of Registrant Guarantor’s Principal Executive Offices*

Advanced Arrow S.de R.L. de C.V.	Mexico	00-0000000	9858 Morelos Avenue, Morelos Industrial Park 22673, Tijuana, Baja California , Mexico
Bee Stinger, LLC	Delaware	27-4427931	584 East 1100 South, Suite 5 American Fork, UT 84003
Bollé America, Inc.	Delaware	84-0929271	9200 Cody St Overland Park, Kansas 66214
Bollé Inc.	Delaware	13-3934135	9200 Cody St Overland Park, Kansas 66214
Bushnell Group Holdings, Inc.	Delaware	26-1509761	9200 Cody St Overland Park, Kansas 66214
Bushnell Holdings, Inc.	Delaware	73-1467582	9200 Cody St Overland Park, Kansas 66214
Bushnell Inc.	Delaware	74-2141117	9200 Cody St Overland Park, Kansas 66214
Caliber Company	Delaware	45-4146620	900 Ehlen Drive Anoka, MN 55303
CamelBak Acquisition Corp.	Delaware	45-2948460	2000 S. McDowell, Suite 200 Petaluma, CA 94954
CamelBak Products, LLC	Delaware	56-2412154	2000 S. McDowell, Suite 200 Petaluma, CA 94954
Double Bull Archery, Inc.	Minnesota	46-0467546	604 First Street Flora, MS 39071
Eagle Industries Unlimited, Inc.	Missouri	43-1255338	2645 International Parkway Virginia Beach, VA 23454
Eagle Mayaguez, LLC	Missouri	26-1285554	2645 International Parkway Virginia Beach, VA 23454
Eagle New Bedford, Inc.	Missouri	26-1274585	2645 International Parkway Virginia Beach, VA 23454
Federal Cartridge Company	Minnesota	41-0252320	900 Ehlen Drive Anoka, MN 55303
Gold Tip, LLC	Delaware	26-4040141	584 East 1100 South, Suite 5 American Fork, UT 84003
Hydrosport, S. de R.L. de C.V.	Mexico	00-0000000	Av. Aguila Azteca #20051 11, Baja-Maq El Aguila, Tijuana, Baja California 22215, Mexico

Exact Name of Registrant Guarantor as Specified in its Charter	State or other Jurisdiction of Incorporation or Organization	IRS Employer Identification Number	Address, Including Zip Code and Telephone Number, Including Area Code, of Registrant Guarantor’s Principal Executive Offices*

Jimmy Styks LLC	California	27-1206483	9200 Cody St Overland Park, KS 66214
Michaels of Oregon Co.	Oregon	93-0878548	9200 Cody St Overland Park, Kansas 66214
Mike’s Holding Company	Oregon	93-1127708	9200 Cody St Overland Park, Kansas 66214
Millett Industries	California	95-2863574	9200 Cody St Overland Park, Kansas 66214
Night Optics USA, Inc.	California	73-1677790	15182 Triton Lane, Suite 101 Huntington Beach, CA 92649
Old WSR, Inc.	Delaware	73-1368635	9200 Cody St Overland Park, Kansas 66214
OPT Holdings, Inc.	Delaware	20-4278653	604 First Street Flora, MS 39071
Primos, Inc.	Mississippi	64-0704779	604 First Street Flora, MS 39071
Savage Arms, Inc.	Delaware	76-0246017	100 Springdale Road Westfield, MA 01085
Savage Range Systems, Inc.	Delaware	76-0335415	100 Springdale Road Westfield, MA 01085
Savage Sports Corporation	Delaware	04-3294159	900 Ehlen Drive Anoka, MN 55303
Savage Sports Holdings, Inc.	Delaware	20-1548956	900 Ehlen Drive Anoka, MN 55303
Serengeti Eyewear, Inc.	New York	65-0665569	9200 Cody St Overland Park, Kansas 66214
Stoney Point Products Inc.	Minnesota	41-1717433	9200 Cody St Overland Park, Kansas 66214
Tasco Holdings, Inc.	New York	16-0839675	9200 Cody St Overland Park, Kansas 66214
Tasco Optics Corporation	New York	22-2547691	9200 Cody St Overland Park, Kansas 66214
Vista Commercial Ammunition Company Inc.	Delaware	41-2022465	900 Ehlen Drive Anoka, MN 55303
Vista Commercial Ammunition Holdings Company Inc.	Delaware	20-4048077	900 Ehlen Drive Anoka, MN 55303

Exact Name of Registrant Guarantor as Specified in its Charter	State or other Jurisdiction of Incorporation or Organization	IRS Employer Identification Number	Address, Including Zip Code and Telephone Number, Including Area Code, of Registrant Guarantor’s Principal Executive Offices*

Vista Outdoor Operations LLC	Delaware	47-2926855	262 N University Drive Farmington, UT 84025
Vista Outdoor Sales LLC	Delaware	46-4740605	1 Vista Way Anoka, MN 55303

*The telephone number of each additional registrant guarantor is (801) 447-3000.

FORM T-1

Item 1.                                 GENERAL INFORMATION.  Furnish the following information as to the Trustee.

a)                       Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency

Washington, D.C.

b)             Whether it is authorized to exercise corporate trust powers.

Yes

Item 2.                                 AFFILIATIONS WITH OBLIGOR.  If the obligor is an affiliate of the Trustee, describe each such affiliation.

None

Items 3-15                                     Items 3-15 are not applicable because to the best of the Trustee’s knowledge, the obligor is not in default under any Indenture for which the Trustee acts as Trustee.

Item 16.                          LIST OF EXHIBITS:  List below all exhibits filed as a part of this statement of eligibility and qualification.

1.              A copy of the Articles of Association of the Trustee.*

2.              A copy of the certificate of authority of the Trustee to commence business, attached as Exhibit 2.

3.              A copy of the certificate of authority of the Trustee to exercise corporate trust powers, attached as Exhibit 3.

4.              A copy of the existing bylaws of the Trustee.**

5.              A copy of each Indenture referred to in Item 4.  Not applicable.

6.              The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939, attached as Exhibit 6.

7.              Report of Condition of the Trustee as of March 31, 2016 published pursuant to law or the requirements of its supervising or examining authority, attached as Exhibit 7.

* Incorporated by reference to Exhibit 25.1 to Amendment No. 2 to registration statement on S-4, Registration Number 333-128217 filed on November 15, 2005.

** Incorporated by reference to Exhibit 25.1 to registration statement on form S-3ASR,  Registration Number 333-199863 filed on November 5, 2014.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the Trustee, U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of St. Paul, State of Minnesota on the 10th of August, 2016.

By:	/s/ Donald T. Hurrelbrink
Donald T. Hurrelbrink
Vice President

Exhibit2 () Office of the Comptroller of the Currency Washington.DC 20219 CERT!IHCATE OF CORPORATE EXISTENCE I, Thomas J.Cuny. Comptroller of the Currency, do hereby certify that: I. The Comptroller of the Currency, pursua nt to Revised Statutes 324, et seq, as amended, a nd 12 USC 1, et seq, as amended. has possession, custody, and control of all records perta i ning to the cha rtering, regulation, and supervision of all national banking associations. 2. "U.S. Ba nk National Association," Cincinnati, Ohio (Charter No.24), is a national banking associati on Conned under the laws of the United States and is authorized thereunder to transact the business of banking on the date of this cerri ficate. IN TESTIMONY WHBREOF, today, December 4, 201 5, I have hereunto subscribed my name ad ca used my seal of office to be affixed to these presents at tbe U.S. Depatiment of the Treasury, in the City of Washi ngton, District of Columbia. [[NYCORP:3&l8914v2:3642W. 081041JJ16-.01:41PM]]

Exhibit3 () Office of the Comptroller of the Currency Wa&hington, OC 20210 CERTIFICATION OF FIDUCIARY POWERS I, Thomas J.Curry, ComptroUer of the Currency, do hereby cert i fy that: I. The Oflice of t he ComptroUer ofthe Currency, pursuant to Revised Statutes 324, ct seq, as amended, a nd 12 USC I , ct seq, as amended, has possession, custody, and control of aU records pertaining to the cba ncriug, regulation, and supervision of aU national banking associations. 2. "U.S. Bank Natiomll Association," Cincinnati, Ohio (Charter No. 24), was granted, under the hand and seal of the ComptroUer, the right to act i n a ll fi duciary capacities authorized under the provisions of the Act of Congress approved September 28, 1962, 76 Stat. 668. 12 USC 92a, and t hat the a uthority so granted rema ins in full force and effect on the date of this certificate. IN TESTIMONY WHEREOF, today, December 4, 20 I 5,1 have hereunto subscribed my name and caused my seal of office to be affixed to tbcse presents at the U.S. Depart ment of the Treasury, in the City of Washington, District of Columbi3. 2 [[NYCORP:3&l8914v2:3642W. 081041JJ16-.01:41PM]]

Exhibit 6

CONSENT

In accordance with Section 321(b) of the Trust Indenture Act of 1939, the undersigned, U.S. BANK NATIONAL ASSOCIATION hereby consents that reports of examination of the undersigned by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Dated: August 10, 2016

	By:	/s/ Donald T. Hurrelbrink
Donald T. Hurrelbrink
Vice President

Exhibit 7

U.S. Bank National Association

Statement of Financial Condition

As of 3/31/2016

($000’s)

3/31/2016
Assets
Cash and Balances Due From Depository Institutions	$10,947,868
Securities	106,681,861
Federal Funds	36,987
Loans & Lease Financing Receivables	263,697,563
Fixed Assets	5,196,349
Intangible Assets	12,814,361
Other Assets	23,828,774
Total Assets	$423,203,763

Liabilities
Deposits	$315,187,684
Fed Funds	1,383,186
Treasury Demand Notes	0
Trading Liabilities	1,570,792
Other Borrowed Money	44,382,132
Acceptances	0
Subordinated Notes and Debentures	3,800,000
Other Liabilities	12,270,761
Total Liabilities	$378,594,555

Equity
Common and Preferred Stock	18,200
Surplus	14,266,915
Undivided Profits	29,514,964
Minority Interest in Subsidiaries	809,129
Total Equity Capital	$44,609,208

Total Liabilities and Equity Capital	$423,203,763